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                                                                    EXHIBIT 3.24

                                    BY-LAWS
                                       OF
                             HY-FORM PRODUCTS, INC.
                 (hereinafter referred to as the 'Corporation')

                                   ARTICLE I
                                    OFFICE
                                    ------

          Section 1. Location. The principal office of the Corporation in the State of Michigan shall be located at 35588 Veronica Drive, Livonia, Michigan.


          Section 2. Change. The Board of Directors (hereinafter referred to as the 'Board') may change the principal office of the Corporation from time to time and may establish other offices, either within or without the State of Michigan, as the business of the Corporation may require.


                                   ARTICLE II
                    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS
                    ---------------------------------------

          Section 1. Annual Meeting. The annual shareholders' meeting shall be held on the 15th day in the fourth calendar month after the end of the Corporation's fiscal year at the hour of 10:00 o'clock a.m., for the purposes of electing directors, hearing reports of the Corporation and transacting any other business within the power of the shareholders. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. The date of the annual meeting of the shareholders shall in no event be changed within the thirty (30) days next preceding the date on which the annual meeting is to be held unless consented to in writing, or by resolution adopted at a meeting, by a majority of the shareholders entitled to vote at the annual meeting. If the election of directors shall not be held on the day designated herein for an annual meeting, or at any adjournment thereof, the Board may cause the election to be held at a special shareholders' meeting as soon thereafter as one may be conveniently called and noticed for that purpose.

          Section 2. Special Meetings. Special shareholders' meetings shall be noticed by the President and Secretary whenever called by the President, Board, or requested by the shareholders holding more than one-half (1/2) the shares of capital stock of the Corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called, and the business transacted at any such meeting shall be limited to the purpose or purposes stated in the notice thereof.

          Section 3. Place of Meeting. The Board may specifically designate any place either within or without the State of Michigan as the place of meeting for any annual or special shareholders' meeting.





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If no such designation is made or if a special meeting is called other than at the request of the Board, the place of meeting shall be the registered office of the Corporation in the State of Michigan.

          Section 4. Notice. Written notice of the time and place of any shareholders' meeting shall be given personally or mailed to each shareholder entitled to vote, except as otherwise provided in the Michigan Business Corporation Act, at his last known address, as the same appears on the stock transfer book of the Corporation, or otherwise, not less than ten (10) nor more than thirty (30) days prior to any meeting and any notice of a special meeting shall indicate briefly the purpose or purposes thereof. Nevertheless, if all the shareholders waive notice of the meeting, no notice of the same shall be required, and whenever all the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any corporate action shall not be invalid for want of notice.

          Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          Section 5. Giving Notice. Any notice required by statute or by these By-Laws to be given to the shareholders, or to directors, or to any officer of the Corporation, shall be deemed to be sufficient when deposited in the United States mail, charged prepaid, addressed to such shareholder, director, or officer at his last known address, and such notice shall be deemed to have been given at the time of such mailing.

          Section 6. Adjourned Meetings and Notice Thereof. Any annual or special shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares present and entitled to vote, whether the holders thereof are present in person or by proxy; in the absence of a quorum, no other business may be transacted at such meeting.

          A meeting may be adjourned to another time or place without giving notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. Provided, however, that after the adjournment the Board may fix a new record date for the adjourned meeting and a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.






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          Section 7. Quorum. At any meeting of the shareholders, the holders of a majority of all the voting shares of the capital stock of the Corporation issued and outstanding, present and in person or represented by proxy, shall constitute a quorum. Any meeting at which less than a quorum is represented may, however, be adjourned from time to time to a further date by those who attend, without further notice other than the announcement of the time and place of such meeting, and when a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

          Section 8. Voting. Unless a record date for voting purposes is fixed as provided in Section 1 of Article VI of these By-Laws, only those persons in whose names shares entitled to vote stand and are registered on the stock transfer books of the Corporation on the day thirty (30) days prior to any meeting of shareholders shall be entitled to vote at such meeting. Such vote may be by voice or by ballot.

          Each shareholder of the Corporation shall, at every shareholders' meeting, be entitled to one vote in person or by proxy for each share of each class of capital stock of the Corporation outstanding and entitled to vote and registered in his name on the record date or the date set forth herein.

          Except as otherwise provided by law, the Articles of Incorporation, or these By-Laws, every act or decision done or made by vote of the shareholders entitled to exercise a majority of the voting power present in person or by proxy at any shareholders' meeting shall be regarded as an act or decision done or made with the approval of the shareholders. Except as otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at an election.

          Section 9. Organization. The President shall call meetings of the shareholders to order and shall act as Chairman of such meetings unless otherwise determined by the holders of a majority of all the shares of the capital stock issued and outstanding, present in person or by proxy. The Secretary of the Corporation shall act as Secretary of all meetings of the Corporation, but in the absence of the Secretary at any meeting of the shareholders or his inability to act as Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

          Section 10. Action Without a Meeting.

          a. If the Articles of Incorporation so provide, any action required or permitted under any provision of





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     the Michigan Business Corporation Act to be taken at an annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

          (b) If the Articles of Incorporation do not provide as described in subsection (a) hereof, any action which under any provision of the Michigan Business Corporation Act is required or may be taken at a shareholders' meeting may be taken without such a meeting if authorized by a writing signed by all of the persons who would be entitled to vote upon such action at such a meeting and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote of shareholders.

          Section 11. Consent of Absentees. The transaction of any annual or special shareholders' meeting, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if, either before or after the meeting, each of the shareholders, who was entitled to vote but was not present in person or by proxy, signs a written waiver of notice and written consent to the holding of such meeting or a written approval of the minutes thereof. All such waivers and consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 12. Proxies. Every person entitled to vote or execute consents or dissents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed at or before the meeting at which it is intended to be used with the Secretary of the Corporation. No such proxy shall be valid after the expiration of three (3) years from the date of its execution. Any proxy duly executed shall be deemed not to have been revoked and to be in full force and effect and, in the absence of any limitation to the contrary contained in the proxy, it shall extend to all. shareholders' meetings, unless and until an instrument revoking said proxy or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. A proxy shall be deemed sufficient if it appears on its face to confer the requisite authority and is signed by the owner of the stock to be voted; no witnesses to the execution of any proxy shall be required. Notwithstanding that a valid proxy may be outstanding, except in the case of an irrevocable proxy





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coupled with an interest which shall state that it is irrevocable on its face, the powers of the proxy holder or holders shall be suspended in the person or persons executing such proxy shall be present at the meeting and elect to vote in person.

          Section 13. Removal of Directors. The shareholders may remove, with or without cause, any member of the Board at any special meeting called for that purpose or by consent in the manner set forth in the Michigan Business Corporation Act, and the shareholders may elect a director to fill the vacancy thus created at that meeting, at any other meeting called for the purpose of filling that vacancy, or by consent.

          Section 14. Voting of Shares by Certain Holders. Any other Corporation that owns shares of stock of this Corporation outstanding and entitled to vote may vote the same by the President of the shareholder corporation or proxy appointed by him, unless some other person is appointed to vote such shares by resolution of the Board of the shareholder corporation.

          Shares held by an administrator, executor, guardian, conservator, receiver, trustee, or other fiduciary may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided the Corporation is furnished satisfactory proof of the authority of such person to vote those shares.

          A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer the pledgor has expressly empowered the pledgee to vote such shares and had the same indicated on the books of the Corporation, in which case only the pledgee or his proxy may represent and vote such shares.

          Shares held by two or more persons as joint tenants or as tenants in common may be voted at a meeting of shareholders by any of such persons, unless another joint tenant or tenant in common seeks to vote any of such shares in person or by proxy. In the latter event, the written agreement, if any, which governs the manner in which the shares shall be voted, controls if presented at the meeting. If no such agreement is presented at the meeting, the majority in interest of the joint tenants or tenants in common present shall control the manner of voting. If there is no such majority, the shares, for the purpose of voting, shall be divided among such joint tenants or tenants in common in accordance with their interest in the shares.

          Shares of this Corporation's own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting or for any purpose and shall not be counted in determining the total number of shares present for quorum purposes.





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          Section 15. New Shareholders. Every person becoming a shareholder in this Corporation shall be deemed to assent to these By-Laws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate his address shall be deemed to have waived notice of such meeting.

          Section 16. Inspectors of Election. Whenever any person entitled to vote at any shareholders' meeting shall request the appointment of persons to inspect any election, a majority of the Board present at such meeting shall appoint no more than three (3) inspectors who need not be shareholders. The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. Their certificate of any vote shall be prima facie evidence thereof.


                                  ARTICLE III
                DIRECTORS AND MEETINGS OF THE BOARD OF DIRECTORS
                ------------------------------------------------


          Section 1. Powers. All of the powers of this Corporation not expressly reserved to or conferred upon the shareholders by statute, the Articles of Incorporation or these By-Laws shall be vested in the Board of Directors of this Corporation which shall control and manage its business and affairs.

          Section 2. Number of Directors. The authorized number of Directors of the Corporation shall be three (3) Amendment 12/15/86 but the number may be changed from time to time by a duly adopted amendment of these By-Laws.

          Section 3. Election, and Term of Office of Directors. The Directors, other than those serving on the first Board, shall be elected at each annual shareholders' meeting, or otherwise, as provided in Article II, above. The first Board of Directors shall hold office until the first annual meeting of shareholders. At the first annual meeting of shareholders and at each annual meeting thereafter, the shareholders shall elect directors to hold office until the succeeding annual meeting, except in the case of the classification of directors as permitted by the Michigan Business Corporation Act. A director shall hold office for the term for which he is elected and until his successor is elected and qualified, or until his resignation or removal. A director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation.





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          Section 4. Vacancies. Vacancies in the Board may be temporarily filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director making such appointment, and each director so appointed shall hold office until his successor is elected and qualified by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose.

          The shareholders may elect a director at any time to fill any vacancy temporarily filled or not filled by the one or more remaining directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the shareholders shall have the power to elect immediately a successor to take office when such resignation is intended to become effective.

          If because of death, resignation or other cause, the Corporation has no directors in office, an officer, a shareholder, an executor, administrator, trustee or guardian of a shareholder, or other fiduciary entrusted with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the By-Laws.

          Section 5. Place of Meetings. Regular Board meetings shall be held at any place within or without the State of Michigan which has been designated from time to time by resolution of a majority of the Board or by written consent of a majority of the members of the Board given either before or after the meeting and filed with the Secretary of the Corporation. In the absence of such designation, regular meetings shall be held at any place designated with the written consent of a majority of the directors; otherwise special Board meetings shall be held at the registered office of the Corporation in the State of Michigan.

          Section 6. Organization Meeting. Immediately following each annual shareholders' meeting and each adjourned annual and special shareholders' meeting held for the purpose of electing a new Board, the newly elected Board may hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business. Notice of each such meeting need not be given and is hereby dispensed with.

          Section 7. Other Regular Meetings. Board meetings may be regularly scheduled for dates, times and places as determined by the Board, and in such case notice of such meetings need not be given and is hereby dispensed with.

          Section 8. Special Meetings and Notice Thereof. Special Board meetings for any purpose or purposes may be called at any time by any director or by the President or, if he is absent or unable to act, by any Vice-President. The business transacted at any such meeting shall be limited to the purpose or purposes stated in the notice thereof if a purpose, although not required, is so stated.





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          Written notice of the place, day, and hour of special Board meetings shall be given to each director and constitute due, legal, and personal notice to him if that notice is delivered personally to him or sent to him by mail, telegraph, or other means of written communication, charges prepaid, addressed to him at his address as it is shown upon the records or stock transfer books of the Corporation or, if such address is not so shown on such records or is not readily ascertainable, at the place in which the regular directors' meetings are held. If delivered personally, such notice shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. If mailed or telegraphed, such notice shall be deposited in the United States Mail or delivered to the telegraph company in the place where the principal office of the Corporation in the State of Michigan is located at least ninety-six (96) hours prior to the time of holding the meeting; if mailed, such notice shall be deemed to be delivered when deposited in the United States Mail postage prepaid and addressed as set forth above.

          Section 9. Waiver of Notice. The attendance of a director at any Board meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not: lawfully called, noticed, or convened.

          Section 10. Action of Directors Without a Meeting. Any action required or permitted to be taken by the Board pursuant to authorization voted at a meeting of the Board or a committee thereof may be taken without a meeting, if all members of the Board, before or after the action, shall individually and collectively consent in writing to such action. Such written consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors at a duly called, noticed, and held Board meeting. Any certificate or other document filed under any provision of the Michigan Business Corporation Act which relates to action so taken shall state that the action was taken by unanimous written consent of the Board without a meeting and that these By-Laws authorized the directors so to act, and such statement shall be prima facie evidence of such authority.

          Section 11. Quorum. Except to adjourn the meeting as hereinafter provided, a majority of the Board then in office without regard to the authorized number of directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board unless a greater number be required by law, the Articles of Incorporation, or these By-Laws.

          Unless otherwise restricted by the Articles of Incorporation or By-Laws, a member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone





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or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

          Section 12. Adjournment. A quorum may adjourn any Board meeting to meet again at a stated place, date, and hour; however, in the absence of a quorum a majority of the Directors present at any regular or special Board meeting may adjourn from time to time until the time fixed for the next regular Board meeting.

          Section 13. Fees and Compensation. By resolution of the Board, the Directors may be paid their expenses, if any, of attendance at each Board meeting and a fixed sum for attendance at each Board meeting of a stated salary as director. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any capacity as an officer, agent, employee or otherwise and receiving a separate compensation thereof.

          Section 14. Presumption of Assent. A director who is present at any Board meeting at which action on any corporate matter is taken shall be presumed to have assented to any action taken by the Board at that meeting unless his dissent shall be entered in the minutes of the meeting or he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or he shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

          Section 15. Treasury Stock. The Board may by resolution give the status of authorized and unissued capital stock to any shares of capital stock of this Corporation that this Corporation shall have acquired after issuance thereof.

          Section 16. Executive Committees. The Board, by resolution passed by a majority of the whole Board, may provide for an Executive Committee by appointing one (1) or more members thereto, each of whom shall be a director or the President and who shall serve at the pleasure of the Board. Unless one of the members shall have been designated as Chairman of the Board, the Executive Committee shall elect a Chairman from its own members. Except as provided herein or otherwise by resolution of the Board or as otherwise provided in the Michigan Business Corporation Act, the Executive Committee during the intervals between Board meetings shall possess and may exercise all of the powers of the Board in the management of the business and affair of the Corporation. The Executive Committee shall keep full and fair records and accounts of its proceedings and transactions. All actions taken by the Executive Committee shall be reported to the Board at its meeting next succeeding such action and shall be subject to revision







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and alteration by the Board, except that no rights of third persons created in reliance thereon shall be affected by any such revision or alteration. Vacancies in the Executive Committee shall be filled by the Board.

          Subject to provisions of these By-Laws, the Executive Committee shall fix its own rules of procedure and shall meet as provided by such rules, by resolution of the Board, or at the call of the President or Secretary of the Corporation or of any member of the Committee. Unless otherwise provided by such rules, the provisions of the By-Laws relating to the notice required is to be given for all meetings of the Executive Committee. A majority of the Executive Committee shall be necessary to constitute a quorum.

          Section 17. Other Committees. The Board may by resolution provide for such other standing or special committees as it deems desirable and discontinue the same at its pleasure. Each such committe shall have such powers and perform such duties not inconsistent with law, as may be assigned to it by the Board. If provision be made for any such committee, the members thereof shall be appointed by the Board, shall consist of one (1) or more members of the Board and shall serve at the pleasure of the Board. Vacancies in such committees shall be filled by the Board.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

          Section 1. Officers. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and if desired, a Chairman of the Board, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Two (2) or more offices may be held by the same person but an officer may not execute, acknowledge or verify an instrument in more than one (1) capacity, if the instrument is required by law, the Articles of Incorporation, or ByLaws to be executed, acknowledged or verified by two (2) or more officers.

          Section 2. Election. The officers of the Corporation shall be elected by the Board, and each shall hold his office until he shall resign, until he shall be removed or otherwise disqualified to serve, or until his successor shall be elected and qualified.

          Section 3. Subordinate Officers and Agents. The Board may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the Corporation. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be designated by the Board. Without limitation of any right of an officer or agent to recover damages for breach of contract, the Board may remove any officer or agent, with or without cause.





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          Section 4. Removal and Resignation. Any officer or agent may be removed by a majority of the whole Board at the time in office at any regular or special Board meeting.

          Any officer may resign at any time by giving written notice to the Board, the President, or the Secretary. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board in the manner prescribed in these By-Laws for regular appointments to such office.

          Section 6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and shall exercise and perform such other powers and duties as may from time to time be assigned to him by the Board or prescribed by these By-Laws.

          Section 7. President. The President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board, have general supervision, direction and control of the business and affairs of the Corporation. He shall preside at all shareholders' meetings and, in the absence of the Chairman of the Board or if there be no such Chairman, at all Board meetings. He shall be a member of all the standing committees, including the executive committee, if any; shall have the general powers and duties of management usually vested in the office of President of a corporation shall see that all orders and resolutions of the Board are carried into effect; and shall have such other powers and duties as may be prescribed by the Board or these By-Laws.

          Section 8. Vice-Presidents. In the event of the President's absence, disability or refusal to act, the Vice-Presidents, if more than one, in order of their rank as fixed by the Board or, if not ranked, the Vice-President designated by the Board shall perform all the duties of and shall be subject to all the restrictions upon the President. The Vice-Presidents shall have such other powers and authority and shall perform such other duties as from time to time may be prescribed for them respectively by the Board or these By-Laws.

          Section 9. The Treasurer. The Treasurer shall, subject to the direction of the Board, have custody and keep account of all money funds, securities and property of the Corporation, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation.





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          The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board; shall disburse the funds of the Corporation as may be ordered by the Board; shall render to the President and the Board, whenever either requests it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and shall have such other powers and authority incident to the office of Treasurer and shall perform such other duties as may be prescribed by the Board or by these By-Laws.

          Section 11. Secretary. The Secretary shall attend all shareholders' meetings and all Board meetings and shall keep or cause to be kept, in his custody at the principal or registered office of the Corporation in the State of Michigan or such other place as the Board may order, a book recording the minutes of all Board and shareholders' meetings setting forth: the place, date, and hour of holding; whether regular or special, and, if special, how authorized; the notice thereof given; the names of those present at Board meetings; the number of shares present or represented at shareholders' meetings; and the proceedings thereof.

          The Secretary shall keep or cause to be kept at the registered office of the Corporation in the State of Michigan or at the office of the Corporation's transfer agent, a share register or a duplicate share register or a list showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same or cause the same to be affixed to any instrument requiring it, and when so affixed, the seal shall be attested by his or her signature. If the Corporation shall not possess such corporate seal, the signature of the Secretary, or other officer designated by the Board, shall be legally sufficient and possesses the same power and authority as a corporate seal.

          The Secretary shall give or cause to be given notice of all Board and shareholders' meeting required by these By-Laws or by law, and shall perform such other duties and have such other authorities as are delegated to him or her by the Board.

          Section 12. Assistant Secretaries. In the event of the Secretary's absence or disability, any Assistant Secretary, if one is appointed by the Board, shall act as Secretary in all respects. The Assistant Secretaries shall exercise such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board, the President, the Secretary, or these By-Laws.





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          Section 13. Salaries. The salaries of the officers shall be fixed from time to time by the Board.

                                   ARTICLE V
                            EXECUTION OF INSTRUMENTS
                            ------------------------

          Section 1. Bank Accounts. Each bank account of the Corporation shall be established and continued only by order of the Board.

          Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board.

          Section 3. Contracts, Conveyances, etc. The Board may authorize any officer or officers, agent or agents, to enter into any contract, to execute and deliver any instrument, or to acknowledge any instrument required by law to be acknowledged in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances but the appointment of any person other than an officer to acknowledge an instrument required by law to be acknowledged should be made by instrument in writing. When the Board authorizes the execution of a contract or of any other instrument in the name of and on behalf of the Corporation, without specifying the executing officers, the President or Vice-President, and the Secretary or Treasurer may execute the same.

          Section 4. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances. No loan or advance to or overdraft or withdrawal by an officer, director or shareholder of the Corporation otherwise than in the ordinary and usual course of the business of the Corporation, and on the ordinary and usual terms of payment and security shall be made or permitted unless each such transaction shall be approved by a vote of a majority of the members of the Board excluding any director involved in such transaction. A full and detailed statement of all such transactions and any payments shall be submitted at the next annual meeting of shareholders, and the aggregate amount of such transactions less any repayments shall be stated in the next annual report to shareholders.

          Section 5. Annual Report. The Corporation shall cause a financial report of the Corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within four (4) months after the end of the fiscal year, or on or before one (1) week prior to the annual shareholders' meeting, whichever first occurs. The report shall include the Corporation's statement of income, its year-end balance sheet and, if prepared by the Corporation, its statement of source and application of funds.

                                   ARTICLE VI
                                 CAPITAL STOCK
                                 --------------

          Section 1. Closing of Transfer Books. The Board shall have power to close the stock transfer books of the Corporation for a period not exceeding thirty (30) days preceding the date of any shareholders' meeting or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or any other purpose for determining shareholders; however, in lieu of closing the stock transfer books as aforesaid, the Board may fix in advance a date not exceeding thirty (30) days nor less than ten (10) days preceding the date of any shareholders' meeting or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or the date for such other shareholder purpose as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or to any such allotment of rights or entitled to exercise the rights in respect of any such change, conversion, or exchange of capital stock or for any other purpose for determining shareholders; and in such case, those and only those shareholders who shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting or entitled to receive payment of such dividend or to receive such allotment of rights or entitled to exercise such rights or such other purpose for determining shareholders as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise, after any such record date fixed as aforesaid. When a determination of shareholders entitled to notice of or to vote at any shareholders' meeting has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board fixes a new record date under this section for the adjourned meeting. Nothing herein shall affect the rights of a shareholder and his transferee or transferor as between themselves.

          Section 2. Issuance of Shares. The shares of capital stock of the Corporation shall be issued by the Board in such amounts, at such times, for such consideration, and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation and these By-Laws.

          Section 3. Certificates for Shares. The certificates for shares of the capital stock of this Corporation shall be in such form, not inconsistent with the Articles of Incorporation of the Corporation, as shall be prepared or be approved by the Board. The certificates shall be signed by the President or Vice-President, and also by the Secretary.

          When the Corporation is authorized to issue shares of more than one class, every certificate of stock shall state on the face or back thereof in full all the terms, provisions, powers, preferences, rights, qualifications and limitations, of all classes of stock, or shall contain an accurate summary thereof coupled with a reference to the Articles of Incorporation or any amendment thereto which contain such terms and provisions and a statement to the effect that a copy of such terms and provisions will be furnished without charge to any shareholder upon application to the Corporation.

          Section 4. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative who shall furnish satisfactory evidence of his authority, file it with the Secretary of the Corporation, and surrender for cancellation the certificate for such shares. All certificates surrendered to the Corporation for transfer shall be cancelled, except as otherwise provided in Section 6 of this Article VI of these By-Laws. The Secretary of the Corporation shall record each such transfer on the stock transfer books and shall record the fact that a transfer is made for collateral security and not absolutely when such is stated in the instrument of transfer.

          Section 5. Record Owner. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for the following purposes: recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise; for votes, approvals, and consents by shareholders; for notices to shareholders; and for all other purposes whatever. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly required by the law or these By-Laws.

          Section 6. Lost, Mutilated, or Destroyed Stock Certificates. Upon the presentation to the Corporation of a ,proper affidavit attesting the loss, destruction or mutilation of any certificate for shares of stock of the Corporation, the Board may direct the issuance of a new certificate in lieu of and to replace the certificate so alleged to be lost, destroyed or mutilated. The Board may require as a condition precedent to the issuance of a new certificate any or all of the following:

          (a) Additional evidence of the loss, destruction or mutilation claimed;

          (b) Advertisement of the loss in such manner as the Board may direct or approve;

          (c) A bond or agreement of indemnity in such form and amount, with or without such sureties as the Board may approve; or

          (d) The order or approval of a court.

The Corporation may recognize the person in whose name the new certificate, or any certificate thereafter is issued as owner of the shares described therein for all purposes until the owner of the original certificate or a transferee thereof without notice and for value shall enjoin the Corporation and the holder of any new certificate, or any certificate issued in exchange or substitution therefor, from so acting.

          Section 7. Lien. The Corporation shall have a lien upon all stock or property of its members invested therein, for all debts due to it by the owners thereof.

          Section 8. Transfer Agent and Registrar. The Board may appoint a transfer agent and/or a registrar of transfers and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

          Section 9. Regulations. The Board shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer, and registration of certificates for shares in this Corporation.

                                  ARTICLE VII
                                   DIVIDENDS
                                   ---------

          Section 1. Declaration of Dividends. The Board may from time to time declare dividends on its outstanding shares upon the following terms and conditions:

          (a) Dividends may be declared from surplus upon shares of all classes, subject to restrictions, if any, contained in the Articles of Incorporation; the judgment of the Board shall be conclusive in determining what is surplus unless the directors are shown to have acted in bad faith or to have been grossly negligent.

          (b) Stock dividends may be declared from appreciation of the value of the assets of the Corporation provided capital is not impaired.

          Section 2. Payment of Dividends. The Corporation may pay dividends declared in cash, property, obligations of the Corporation, or shares of its capital stock.

          Section 3. Reserves. The Board may, by resolution, set apart, out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may, by resolution, abolish any such reserve.

                                  ARTICLE VIII
                                  FISCAL YEAR
                                  -----------

          The Corporation's fiscal year shall terminate on the last day of a month in each and every year which is determined by the Board.

                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

          The By-Laws may be altered, amended, added to, or repealed either by the affirmative vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual or special shareholders' meeting if notice of the proposed addition, alteration, amendment or repeal shall have been included in the notice of such special meeting or waived in writing, or by the affirmative vote of not less than a majority of the members of the Board then in office at any regular or special meeting, if written notice of the proposed addition, alteration, amendment, or repeal shall have been given to each director at least five (5) days before the meeting, or waived in writing. The Board may make and alter all By-Laws including those fixing and altering the number of directors, except those By-Laws fixing their qualifications, classifications, or term of office; provided, that any By-Law amended, altered, added to, or repealed by the Directors as provided herein may thereafter be amended, altered, added to, or repealed by the shareholders.

                            CERTIFICATE OF SECRETARY
                            ------------------------


          The undersigned certifies that:

          (1) Patricia C. Hamilton is the duly elected and acting Secretary of Hy-Form Products, Inc..

          (2) The foregoing By-Laws constitute the original By-Laws of said Corporation as duly adopted at the first meeting of the Board 1 of Directors thereof duly held on the third day of January, 1978.

          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this third day of January, 1978.


                                    PATRICIA C. HAMILTON
                                    ----------------------
                                    Secretary